10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY BALANCED FUND

August 1, 2001 through October 31,2001

	Trade					% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Motorola Inc. Equity	10/26/01	J.P. Morgan Chase	$1,000	$50.000	0.12	A
  Security Units
   7.000% due 11/16/04

Pennzoil-Quaker State	10/29/01	J.P. Morgan Chase	235,000	99.383	2.40	B
   10.000% due 11/1/08

Terra Capital Inc.	10/30/01	Credit Suisse First Boston	775,000	99.430	10.00	c
   12.875% due 10/15/08

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $24,000 by other Smith Barney Mutual Funds. B-Includes purchases of $5,765,000 by other Smith Barney Mutual Funds. C-Inc. purch. of $1,911,541,750 by other Smith Barney Mutual Funds.


SMITH BARNEY INCOME FUNDS
SMITH BARNEY BALANCED FUND

November 1, 2001 through January 31,2002

	Trade					% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Rite Aid Corp.	11/14/01	J.P. Morgan Chase	$20,000 	$100.000	0.46	A
  4.750% due 12/1/06

Allied Waste North	11/15/01	J.P. Morgan Chase	 585,000 	 100.000 	2.00	B
 America 8.500% due 12/1/08

GAP Inc. 8.800% due 12/15/08	11/16/01	Goldman Sachs	 390,000 	99.769	2.00	C

Revlon Consumer Products	11/19/01	Bear Stearns	 665,000 	96.569	4.68	D
  12.000% due 12/1/05

Lyondell Chemical Co.	11/30/01	J.P. Morgan Chase	"275,000"	100.000	2.04	E
   9.500% due 12/15/08

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $890,000 by other Smith Barney Mutual Funds. B-Includes purchases of $14,415,000 by other Smith Barney Mutual Funds. C-Includes purchases of $9,610,000 by other Smith Barney Mutual Funds. D-Includes purchases of $16,335,000 by other Smith Barney Mutual Funds. E-Includes purchases of $7,725,000 by other Smith Barney Mutual Funds.


SMITH BARNEY INCOME FUNDS
SMITH BARNEY BALANCED FUND

February 1, 2002 through April 30,2002

	Trade					% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Avaya Inc. 144A		3/22/02		First Bostons Inc.	300,000		98.812	1.82%	A
   11.125% due 4/1/2009

Generale de		2/5/02		RBC Dominion Securities	110,000		100.000	6.00	B
  Geophysique 144A
   10.625% due 11/15/2007

Dana Corp. 144A		3/6/02		Bank of America Securities	190,000	98.659	2.00	C
   10.125% due

Foamex L.P. 144A	3/20/02		First Bostons Inc.	190,000		100.000	1.67	D
   10.750% due 4/1/2009

Johnson Diversey Inc. 144A	4/29/02	Goldman, Sachs & Co.	105,000		100.000	1.00	E
   9.625% due 5/15/2012

Standard Pacific Corp.	4/10/02		First Bostons Inc.	185,000		99.200	3.33	F
   9.250% due 4/15/20012

Vintage Petroleum 144A	4/25/02		Deutsche Bank Securities	250,000	100.000	2.00	G

(1)  Represents purchases by affiliated funds; may not exceed
     25% of the principal amount of the offering.


A-Includes purchases of $7,700,000 by other Smith Barney Mutual Funds. B-Includes purchases of $2,890,000 by other Smith Barney Mutual Funds. C-Includes purchases of $4,810,000 by other Smith Barney Mutual Funds. D-Includes purchases of $4,810,000 by other Smith Barney Mutual Funds. E-Includes purchases of $2,895,000 by other Smith Barney Mutual Funds. F-Includes purchases of $4,815,000 by other Smith Barney Mutual Funds. G-Includes purchases of $6,750,000 by other Smith Barney Mutual Funds.


SMITH BARNEY INCOME FUNDS
SMITH BARNEY BALANCED FUND

May 1, 2002 through July 31,2002

	Trade					% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

NMHG Holdings Co.	5/2/02		First Boston Inc.	140,000		98.766	1.60%	A
   10.000% due 5/15/2009

Lyondell Chemical Co.	6/26/02		Bank of America Securities	335,000	99.248	3.60	B
   11.125% due 7/15/12

CP Ships Ltd.		6/27/02		Morgan Stanley		205,000		97.722	3.00	C

(1)  Represents purchases by affiliated funds; may not exceed
     25% of the principal amount of the offering.

A-Includes purchases of $3,860,000 by other Smith Barney Mutual Funds. B-Includes purchases of $9,665,000 by other Smith Barney Mutual Funds. C-Includes purchases of $5,795,000 by other Smith Barney Mutual Funds.